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                            INTERCREDITOR AGREEMENT

          This Intercreditor Agreement dated as of _______, 1996, (this "Agreement") is made by and between TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), as administrative agent (the "Administrative Agent") under that certain Credit Agreement dated as of June 21, 1996 (the "Credit Agreement"), among STX Chemicals Corp., TCB, as an Issuing Bank and as Administrative Agent, Credit Suisse, as an Issuing Bank and as Documentation Agent (the "Documentation Agent"), and each of the other financial institutions who are or become a party thereto (each individually called a "Lender" and collectively called the "Lenders"), and FLEET NATIONAL BANK OF CONNECTICUT, as Trustee (together with any successors or assigns, the "Trustee") on behalf of the holders of ___% Senior Secured Discount Notes Due 2008 (the "Discount Notes") issued pursuant to that certain Indenture, dated as of _______, 1996 (the "Indenture") between Fleet and STX Acquisition Corp., which will be renamed Sterling Chemicals Holdings, Inc. upon the consummation of the Merger, all as further described below.

                             INTRODUCTORY STATEMENT

          STX Acquisition Corp. desires to acquire Sterling Chemicals, Inc. ("SCI"), a Delaware corporation (the "Acquisition") pursuant to an Agreement and Plan of Merger, between STX Acquisition Corp. and SCI dated as of April 24, 1996, as amended by that certain letter agreement dated as of June 11, 1996 (the "Merger Agreement"). Upon the terms and subject to the conditions set forth in the Merger Agreement, STX Acquisition Corp. shall be merged with and into SCI (the "Merger"). From and after the time that the Merger occurs, the separate corporate existence of STX Acquisition Corp. shall cease and SCI shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of STX Acquisition Corp. in accordance with the General Corporation Law of the State of Delaware. STX Acquisition Corp. has formed STX Chemicals Corp. (the "Company") for the purpose of acquiring all of the assets and liabilities of SCI prior to or simultaneously with the Merger (the "Asset Conveyance"). Upon the consummation of the Merger, SCI shall be renamed Sterling Chemicals Holdings, Inc. ("Holdco"), and the Company shall be renamed Sterling Chemicals, Inc.

          The Acquisition and Merger will be financed, in part, with the proceeds of the Discount Notes, which will provide proceeds of up to $100,000,000. In addition, pursuant to the Credit Agreement, the Lenders have agreed to provide credit facilities in the amount of up to $456,500,000 to be used (i) to finance a portion of the Acquisition, Merger and Asset Conveyance,
(ii) to refinance existing indebtedness of SCI and to assume the obligations under the certain outstanding letters of credit issued for the account of SCI,
(iii) to finance ongoing working capital requirements, and (iv) to finance fees and expenses relating to the financing of the Acquisition, Merger and Asset Conveyance.

          One of the conditions of the making of the initial loans and letters of credit under the Credit Agreement and to the Administrative Agent, the Issuing Banks and the Lenders consenting to the granting of a second Lien in the Collateral as security for the Discount Notes is that the security interests in the Collateral under the Lender Pledge Agreement be senior to the security interests in the Collateral under the Discount Note Pledge Agreement, in the manner and to the extent provided in this Agreement.

          The Administrative Agent and the Trustee desire to enter into this Agreement concerning the various loans, credits and other liabilities (actual or contingent) for which each of the Company and Holdco is or shall
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be obligated, and the respective rights of the Administrative Agent, on behalf of the Issuing Banks and the Lenders, and the Trustee, on behalf of the Holders, with respect to the Collateral.

          In order to induce (a) the Lenders to make the initial loans, (b) the Issuing Banks and the Lenders to issue the initial letters of credit under the Credit Agreement and (c) the Administrative Agent, the Issuing Banks and the Lenders to consent to the granting of a second priority security interest in the Collateral as security for the Discount Notes and for purposes of satisfying certain conditions precedent under the Credit Agreement, the Administrative Agent and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01. Terms Defined Above and in the Introductory Statement. As used in this Agreement, the following terms shall have the respective meanings indicated in the opening paragraph hereof and in the Introductory Statement hereto:

                          "Acquisition"
                          "Administrative Agent"
                          "Agreement"
                          "Asset Conveyance"
                          "Company"
                          "Credit Agreement"
                          "Discount Notes"
                          "Documentation Agent"
                          "Holdco"
                          "Indenture"
                          "Lender(s)"
                          "Merger"
                          "Merger Agreement"
                          "SCI"
                          "TCB"
                          "Trustee"

          Section 1.02 Credit Agreement Definitions. All capitalized terms which are used but not defined herein shall have the same meaning as in the Credit Agreement.

          Section 1.03 Other Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

          "Collateral" shall mean, collectively, (i) the Stock, (ii) any certificates or instruments, if any, representing the Stock, (iii) all dividends (cash, stock or otherwise), cash, instruments, rights to subscribe, purchase or sell and all other rights and property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Stock,
(iv) all replacements, additions to and substitutions for any of the property referred to in this definition, including, without limitation, claims against third parties, (v) the proceeds, interest, profits and other income of or on any of the property referred to in this definition,

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(vi) all books and records relating to any of the property referred to in this definition, and (vii) all other assets, rights and interests relating to any of the property referred to in this definition.

          "Discount Note Documents" shall mean the Discount Notes, the Indenture, and the Discount Note Pledge Agreement.

          "Discount Note Liabilities" shall mean the "Obligations", contingent or otherwise, of Holdco to the Trustee for the benefit of the Holders, defined in Section ____ of the Discount Note Pledge Agreement (including interest, as provided in the discount Notes, after the filing of a petition initiating any Insolvency Proceeding in respect of Holdco), fees, expenses or otherwise, and including the secured claim of the Trustee in respect of the Collateral in any such Insolvency Proceeding.

          "Discount Note Pledge Agreement" shall mean the "Pledge Agreement" as defined in the Indenture.

          "Holder" shall have the meaning ascribed to such term in the Indenture.

          "Insolvency Proceeding" with respect to any Person, shall mean any proceeding for the purposes of dissolution, winding up, liquidation, arrangement or reorganization of such Person or its successors or assigns, whether in bankruptcy, insolvency, arrangement, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of such Person or its successors or assigns.

          "Lender Liabilities" shall mean the "Obligations", contingent or otherwise, of the Company, Holdco, and the Guarantors to the Administrative Agent, the Issuing Banks and the Lenders defined in Section 2.02 of the Lender Pledge Agreement (including interest, as provided in the Credit Agreement and the Lender Notes, after the filing of a petition initiating any Insolvency Proceeding in respect of Holdco, the Company, or any of its Subsidiaries, whether or not such interest is an allowable claim in any such proceeding), fees, expenses or otherwise.

          "Lender Note" shall mean any of the promissory notes executed by the Company in favor of a Lender pursuant to the Credit Agreement.

          "Lender Pledge Agreement" shall mean the Security Agreement (Pledge) dated as of the Effective Date executed by Holdco granting to the Administrative Agent a first priority security interest in the Collateral, as security for the Lender Liabilities.

          "Lien Priority" shall mean with respect to any Lien of the Administrative Agent or the Trustee in the Collateral, the order of priority of such Lien as specified in Section 2.01.

          "Loan Documents" shall mean the Financing Documents and the Discount Note Documents.

          "Party" shall mean any signatory to this Agreement.

          "Stock" shall mean ___ shares constituting 100% of the common stock of the Company, registered in the name of STX Acquisition Corp. on the books of the Company, as represented by Certificate No. _____.

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          Section 1.04.  Singular and Plural.  All definitions herein (whether set forth herein directly or by reference to definitions in other documents) shall be equally applicable to both the singular and the plural forms of the terms defined.

          Section 1.05. Miscellaneous. The words "hereof", "herein" or "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article and section references are to articles and sections of this Agreement unless otherwise specified. The term "including" shall mean "including, without limitation".

                                   ARTICLE 2

                                 LIEN PRIORITY

          Section 2.01.  Agreement to Subordinate.   The Trustee hereby agrees
that the security interests of the Trustee and the Holders in the Collateral are and shall be subordinate in priority of lien to the security interests of the Administrative Agent, the Issuing Banks and the Lenders in the Collateral.

          Section 2.02. Priority of Liens. Irrespective of the order of recording of financing statements, security agreements or other instruments, and irrespective of the descriptions of Collateral contained in the Loan Documents, including any financing statements, the Administrative Agent and the Trustee agree that their respective security interests in the Collateral shall be governed by the Lien Priority, which shall be controlling in the event of any conflict between this agreement and any of the Loan Documents.

                                   ARTICLE 3

                             ACTIONS OF THE PARTIES

          Section 3.01. Limitation on Certain Actions by Trustee. So long as the Lender Liabilities remain outstanding, the Trustee will not enforce any of its rights or exercise any of its remedies as a lienholder in the Collateral. For the purposes of this Agreement, the Lender Liabilities shall be deemed to remain outstanding until (a) all Letters of Credit have expired or terminated,
(b) all of the Commitments have terminated, and (iii) the Administrative Agent, the Issuing Banks, and the Lenders have received indefeasible payment of the Lender Liabilities in cash.

                                   ARTICLE 4

                           ENFORCEMENT OF PRIORITIES

          Section 4.01. Agent. For the sole purpose of perfecting the Trustee's security interest in the Stock, the Administrative Agent shall maintain possession of the Stock as agent for the Trustee. Nothing herein shall impose upon the Administrative Agent any duty or liability to the Trustee or the Holders other than the duties expressly described in this Section 4.01. Upon the indefeasible payment in full in cash of all of the Lender Liabilities, the Administrative Agent will deliver possession of the Stock to the Trustee unless the Trustee has previously given the Administrative Agent written notice that the Discount Note Liabilities have been indefeasibly paid in full. In no event shall the Administrative Agent have any liability to the Trustee or the Holders except for liability resulting solely from the Administrative Agent's gross negligence or willful misconduct.

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          Section 4.02. In Furtherance of Subordination. The Trustee agrees as follows:

          (a) The Administrative Agent is hereby authorized to demand specific performance of this Agreement, whether or not either of the Company or Holdco shall have complied with any of the provisions hereof applicable to it, at any time when the Trustee shall have failed to comply with any of the provisions of this Agreement applicable to it. The Trustee hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

          (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Lender Liabilities is rescinded or must otherwise be returned by the Administrative Agent, any Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of Holdco, the Company, or any Guarantor or otherwise, all as though such payment had not been made.

                                   ARTICLE 5

                                 MISCELLANEOUS

          Section 5.01.  Further Assurances.   The Trustee will, at its expense
and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Administrative Agent, the Issuing Banks and the Lenders to exercise and enforce their rights and remedies hereunder.

          Section 5.02.  Defenses Similar to Suretyship Defenses.    All rights
and interests of the Administrative Agent, the Issuing Banks and the Lenders hereunder, and all agreements and obligations of the Trustee under this Agreement, shall remain in full force and effect irrespective of:

          (a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Lender Liabilities, or any other amendment or waiver of or any consent to departure from the Lender Notes, the Credit Agreement, or any other Financing Document;

          (b) any exchange, release or non-perfection of any Collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Lender Liabilities;

          (c) any failure, omission, delay or lack on the part of the Administrative Agent, the Issuing Banks or the Lenders to enforce, assert or exercise any right, power or remedy conferred on any of them in any of the Financing Documents or this Agreement or the inability of the Administrative Agent, the Issuing Banks or the Lenders to enforce any provision of the Financing Documents or this Agreement; or

          (d) the failure of the Administrative Agent to give notice to the Trustee of any act or omission of Holdco, the Company, or any Guarantor in regard to the Financing Documents.

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          Section 5.03.  Waiver.  The Trustee waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Lender Liabilities and this Agreement and any requirement (other than as expressly provided in Section 4.01 hereof) that the Administrative Agent, the Issuing Banks or the Lenders protect, secure, perfect or insure any security interest or other Lien or any property subject thereto or exhaust any right or take any action against the Company, Holdco, any Guarantor or any other Person or any collateral securing the Lender Liabilities.

          Section 5.04. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party shall in any event be effective unless the same shall be in writing and signed by each Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          Section 5.05. Addresses for Notices. All demands, notices and other communications provided for hereunder shall be in writing and, if to the Trustee, mailed or sent by telecopy or delivered to it, addressed to it as follows:

                                  Fleet National Bank of Connecticut
                                  ________________________________
                                  ________________________________

                                  Telephone:____________________
                                  Telefax: _____________________

                                  Attention:____________________



and if to the Administrative Agent, the Issuing Banks or the Lenders, mailed, sent or delivered to such party or parties, addressed to it or them at the address of the Administrative Agent, the Issuing Banks or the Lenders (as the case may be) specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section. All such demands, notices and other communications shall be effective, when mailed, two business days after deposit in the mails, postage prepaid, when sent by telecopy, when receipt is acknowledged by the receiving equipment (or at the opening of the next business day if receipt is after normal business hours), or when delivered, as the case may be, addressed as aforesaid.

          Section 5.06. No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          Section 5.07. Continuing Agreement. This Agreement is a continuing agreement and shall (i) remain in full force and effect until the Lender Liabilities shall have been indefeasibly paid in full in cash, (ii) be binding upon the Parties and their successors and assigns, and (iii) inure to the benefit of and be en forceable by the Parties and their respective successors, transferees and assigns.

          Section 5.08. Governing Law; Entire Agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York except as otherwise preempted by

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applicable federal law.  This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

          Section 5.09. Counterparts. This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof; each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

          Section 5.10. No Third Party Beneficiary. This Agreement is solely for the benefit of the Parties, the Issuing Banks, the Lenders and the Holders (and their permitted assignees). No other Person shall be deemed to be a third party beneficiary of this Agreement.

          Section 5.11. Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

          Section 5.12. Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority set forth in this Agreement.

          IN WITNESS WHEREOF, the Administrative Agent and the Trustee each has caused this Agreement to be duly executed and delivered as of the date first above written.

ADMINISTRATIVE
AGENT:                                  TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION


                                        By:________________________
                                           Name:
                                           Title:



TRUSTEE:                                FLEET NATIONAL BANK OF CONNECTICUT,
                                        as Trustee


                                        By:________________________
                                           Name:
                                           Title:

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